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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-05223 of Healthsource, Inc. on Form S-3 and Registration Statements No. 33-43242, No. 33-49856, No. 33-76910 and No. 33-80456 of Healthsource, Inc. on
Form S-8 of our report dated February 26, 1997 (February 28, 1997 as to Note 15) appearing in this Annual Report on Form 10-K of Healthsource, Inc. for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP


Boston, Massachusetts
March 28, 1997